Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Steven V. Vaccarello
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY  10005
(212) 951 - 8542
(Name, address and telephone number of agent for service)

Cigna Corporation
(Issuer with respect to the Securities)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Delaware	82-4991898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

Senior Floating Rate Notes due 2020
3.200% Senior Notes due 2020
Senior Floating Rate Notes due 2021
3.400% Senior Notes due 2021
Senior Floating Rate Notes due 2023
3.750% Senior Notes due 2023
4.125% Senior Notes due 2025
4.375% Senior Notes due 2028
4.800% Senior Notes due 2038
4.900% Senior Notes due 2048
(Title of the Indenture Securities)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Cigna Holding Company 900 Cottage Grove Road Bloomfield, Connecticut 06002 (860) 226-6000	Delaware	6324	06-1059331
Express Scripts Holding Company One Express Way St. Louis, MO 63121 314-996-0900	Delaware	5912	45-2884094

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FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*   Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

*** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-227395 filed on September 18, 2018.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 5th of June, 2019.

By:	/s/ Steven V. Vaccarello
Steven V. Vaccarello
Vice President
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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 5, 2019

By:	/s/ Steven V. Vaccarello
Steven V. Vaccarello
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2019

($000’s)

3/31/2019
Assets
Cash and Balances Due From Depository Institutions	$18,011,992
Securities	113,629,093
Federal Funds	3,518,495
Loans & Lease Financing Receivables	286,352,008
Fixed Assets	5,289,051
Intangible Assets	12,998,717
Other Assets	27,522,814
Total Assets	$467,322,170

Liabilities
Deposits	$359,151,957
Fed Funds	1,408,144
Treasury Demand Notes	0
Trading Liabilities	565,646
Other Borrowed Money	37,549,120
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	15,767,654
Total Liabilities	$418,242,521

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	33,995,325
Minority Interest in Subsidiaries	799,209
Total Equity Capital	$49,079,649

Total Liabilities and Equity Capital	$467,322,170